EXHIBIT 21.1

Subsidiaries of APi Group Corporation

Legal Name	Jurisdiction
2570889 Ontario Inc.	Canada
3S Incorporated	Indiana
6232698 Canada Inc. (Direct Fire Protection Systems)	Canada
A. P. I. Inc.	Minnesota
A.P.I. Garage Door, Inc.	Minnesota
ABATECO, Inc.	Minnesota
AED-Partner International B.V.	Netherlands
American Fire Protection Group, Inc.	Minnesota
American Fire Systems, LLC	Qatar
APi Acquisition IV, Inc.	Minnesota
APi Acquisition V, Inc.	Minnesota
APi Acquisition, Inc.	Minnesota
APi Escrow Corp.	Delaware
APi Facilities Management, Inc.	Minnesota
APi Group Corporation	Delaware
APi Group DE, Inc.	Delaware
APi Group Dutch Holdco B.V.	Netherlands
APi Group Holdings Canada ULC	Canada
APi Group, Inc.	Minnesota
APi Group UK HoldCo Limited	UK
APi Indiana, Inc.	Minnesota
APi International, LLC	Minnesota
APi National Service Group, Inc.	Minnesota
APi Nuclear, Inc.	Minnesota
APi Real Estate, LLC	Minnesota
Atlantic Alarm & Sound Ltd.	Canada
Blumaco Industries BVBA	Belgium
Brand & Industriskydd I Mellansverige AB	Sweden
Brandbeveiliging Alkmaar B.V.	Netherlands
Brannvernservice Alesund AS	Norway
CanAm Fire Protection Inc.	Canada
Classic Industrial Services, Inc.	Delaware
Clinitec BVBA	Belgium
Cream Ridge Construction Co., Inc.	New Jersey
Creamer Jingoli, LLC	New Jersey
Creamer Sanzari JV	New Jersey
Dalo Service B.V.	Netherlands
De Vries Preventie B.V.	Netherlands
Davis-Ulmer Sprinkler Company, Inc.	New York

De Groene Vlam BVBA	Belgium
De Vries Branbeveiliging B.V.	Netherlands
Fire Safety First B.V.	Netherlands
FoamXpert B.V.	Netherlands
Forbes Fire Protection Inc.	Canada
Gordon United, LLC	Minnesota
Grunau Company of Indiana, LLC	Wisconsin
Grunau Company, Inc.	Wisconsin
Hugen Branbeveiliging en Adviesbureau B.V.	Netherlands
ICS, Inc.	North Dakota
International Fire Protection, Inc.	Alabama
Island Fire Sprinkler, Inc.	New York
Island Fire Sprinkler-NYC, LLC	New York
J. Fletcher Creamer & Son, Inc.	New Jersey
Jomax Construction Company, Inc.	Kansas
K & M Fire Protection Services, Inc.	Connecticut
K&M Fire N.Y.C., LLC	New York
Knowsley SK Holding Limited	UK
Knowsley S.K. Limited	UK
LeJeune Steel Company	Minnesota
Metropolitan Mechnical Contractors, Inc.	Minnesota
Mid-Ohio Pipeline Company Inc.	Ohio
Mid-Ohio Pipeline Services, LLC	Ohio
MMC Holdings, LLC	Minnesota
MP Nexlevel of California, Inc.	Minnesota
MP Nexlevel, LLC	Minnesota
MP Technologies, LLC	Minnesota
Nexlevel Inc.	Minnesota
Nexus Alarm & Suppression, Inc.	Wyoming
Noha AB	Sweden
Noha Norway AS	Norway
Noha Sweden AB	Sweden
Northern Air Corporation	Minnesota
Northland Constructors of Duluth, Inc.	Minnesota
PSL Supply, LLC	New York
Recomex BVBA	Belgium
Safe Brannvern AS	Norway
Saval B.V.	Netherlands
Saval NV	Belgium
Secunova AB	Sweden
Secunova Gruppen AB	Sweden
Simplus Brandblusapparaten B.V.	Netherlands

SK FireSafety Group B.V.	Netherlands
SK Noord Brandbeveiliging B.V.	Netherlands
Somati Systems	Belgium
Sprinkler Acquisition, LLC	Minnesota
Stichting Administratiekantoor AED-Partner International	Netherlands
Summit Pipeline Services ULC	Canada
T.Texas Sprinkler, LP	Texas
Technologies Inc.	Minnesota
Tenet Corp	Minnesota
Tessier’s Inc.	South Dakota
TEXASSPRINKLER, LLC	Arkansas
The Jamar Company	Minnesota
Three S Inc. México, S. de R.L. de C.V.	Mexico
TL Nexlevel Companies, LLC	Minnesota
TLR Consulting, Inc.	Minnesota
Torren Group, Inc.	Minnesota
Train Oilfield Services Ltd.	Canada
United Piping, Inc.	Minnesota
United States Alliance Fire Protection, Inc.	Delaware
Viking Automatic Sprinkler Company	Minnesota
Vipond Fire Protection Limited	UK
Vipond Inc.	Canada
Vita Nova Supra NV	Belgium
Vivestra Brandskydd AB	Sweden
Vivon Nederland B.V.	Netherlands
W & M Sprinkler Company, Inc.	New York
W & M Sprinkler-NYC, LLC	New York
Western States Fire Protection Company	Minnesota
Wright Service Center, LLC	Minnesota